UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Commission File Number 000-55918

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

California	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

308 East Renfro Street, Suite 101, Burleson, Texas 76028

(Address of principal executive offices)

732-669-1200

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 1.01	Entry Into A Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

From September 12, 2018 through the date of the issuance of these consolidated financial statements, Muscle Maker, Inc. (the “Company”) entered into securities purchase agreements with several accredited investors (the “September 2018 Investors”) providing for the sale by the Company of 15% Senior Secured Convertible Promissory Notes (the “September 2018 Notes”) in the aggregate amount of $2,410,000, which included $635,000 in convertible notes converted into September 2018 Notes (the “September 2018 Offering”). The September 2018 Notes bear interest at 15% per annum paid quarterly and mature 18 months from issuance. Following the initial closing, there were two additional closings in the amount of $1,000,000 each. Further, from May 21, 2019 through May 23, 2019, the Company received an additional $688,000 in funding from the September 2018 Investors.

In addition to the September 2018 Notes, the September 2018 Investors also received warrants to purchase common stock of the Company (the “September 2018 Warrants”) to acquire an aggregate of 2,549,000 shares of common stock of the Company. The September 2018 Warrants are exercisable for five years at an exercise price of $1.20. The September 2018 Investors may exercise the September 2018 Warrants on a cashless basis and the number of shares of common stock issuable upon exercise of the September 2018 Warrants may be adjusted in the event the September 2018 Investors are required to sign a lock up agreement in connection with a public offering.

The Securities Purchase Agreements require that until the Company is listed on a national exchange, Catalytic Capital LLC holds the right to designate one member and one observer to the board of directors of the Company and that the Company shall engage an investor relations firm mutually agreed to by the Company and Catalytic Capital LLC from the time of the listing event until six months after the listing event. The Company is also required to engage Insight Advisory as a consultant to provide business and financial advice.

The Company granted the Investors piggy-back registration rights with respect to the shares of common stock underlying the September 2018 Notes and the September 2018 Warrants.

On April 11, 2019, the Company and the September 2018 Investors entered into an amendment pursuant to which the conversion price of the September 2018 Notes was amended to equal 25.0% of the per share offering price paid by investors in the public offering in conjunction with an uplisting to a national exchange. However, in the event the holder is required to sign a Lock-Up Agreement as part of the public offering in conjunction with an uplisting to a national exchange, then the conversion price shall be 17.5% of the per share offering price paid by investors in the public offering in conjunction with an uplisting to a national exchange.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The September 2018 Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act. As of the date hereof, the Company is obligated on $5,098,000 in face amount of April 2019 Notes issued to the April 2019 Investors. The April 2019 Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of 15% Senior Secured Convertible Promissory Notes – September 2018 Offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 6, 2018)

4.2	Form of Warrants to Purchase Common Stock – September 2018 Offering (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 6, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

By:	/s/ Michael Roper
Name:	Michael Roper
Title:	Chief Executive Officer

Date: May 24, 2019